Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                YOUBET.COM, INC.

         YOUBET.COM, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of YOUBET.COM, INC., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing the Article Fourth thereof so that, as amended said Article shall be and read as follows:

                           "The total number of shares of stock which the
                  corporation shall have the authority to issue is:

                           One Hundred and One Million (101,000,000) shares divided into One Hundred Million (100,000,000) common shares with a par value of One-Tenth of One Cent ($.001) per share and One Million (1,000,000) Preferred Shares with a par value of One-Tenth of One Cent ($.001) per share.

                           The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said YOUBET.COM, INC., has caused this certificate to be signed by Phillip C. Hermann, its Co-Chief Executive Officer, this 12th day of November, 2001.

                                            YOUBET.COM, INC.

                                        By /S/ PHILLIP C. HERMANN
                                           ----------------------------------
                                            Co-Chief Executive Officer

                            CERTIFICATE OF OWNERSHIP
                                     MERGING
                         MIDDLEWARE TELECOM CORPORATION
                                      INTO
                                YOUBET.COM, INC.

YouBet.Com, Inc., a corporation incorporated on the 13th day of November, 1995 pursuant to the provisions of the General Corporation Law of the State of Delaware;

         DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of Middleware Telecom Corporation, a corporation incorporated on the 28th day of May 1993, pursuant to the provisions of the California General Corporation Law and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 19th day of January, 1999, determined to and did merge into itself said Middleware Telecom Corporation which resolution is in the following words to wit:

         WHEREAS this corporation lawfully owns 100% of the outstanding stock of Middleware Telecom Corporation, a corporation organized and existing under the laws of Califomia, and

         WHEREAS this corporation desires to merge into itself Middleware Telecom Corporation, and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

         NOW, THEREFORE BE IT RESOLYED, that this corporation merge into itself Middleware Telecom Corporation and assune all of its liabilities and obligations, and

         FURTHER RESOLVED, that each officer of this corporation be and hereby is directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge Middleware Telecom Corporation and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware and the Secretary of State of California and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and

         FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware and California; which may be in any way nccessary or proper to effect said merger.

         IN WITNESS WHEREOF, said YouBet.Com, Inc. has caused this certificate to be signed by Gary Jacobs, an authorized officer this 29 day of March, 1999.

                                                By:       /S/ GARY JACOBS
                                                   --------------------------
                                                          Gary Jacobs
                                                          Secretary

                            CERTFFICATE OF OWNERSHIP
                                     MERGING
                                 YOU BET!, INC.
                                      INTO
                                YOUBET.COM, INC.

         Youbet.com, Inc., a corporation incorporated on the 13th day of November, 1995 pursuant to the provisions of the General Corporation Law of the State of Delaware.

         DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of You Bet!, Inc., a corporation incorporated on the 19th day of May 1989, pursuant to the provisions of the Delaware General Corporation Law and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 19th day of January, 1999, determined to and did merge into itself said You Bet!, Inc. which resolution is the following words to wit:

         WHEREAS this corporation lawfully owns 100% of the outstanding stock of You Bet!, Inc., a corporation organized and existing under the Laws of Delaware, and

         WHEREAS this corporation desires to merge into itself You Bet!, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

         NOW, THEREFORE BE IT RESOLVED, that this corporation merge into itself You Bet!, Inc. and assume all of its liabilities and obligations, and

         FURTHER RESOLVED, that each officer of this corporation be and hereby is directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge You Bet!, Inc. and assume its liabilities and obligations and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and

         FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

         IN WITNESS WHEREOF, said Youbet.com, Inc. has caused this certificate to be signed by Gary N. Jacobs, an authorized officer this 4th day of February, 1999

                                                  By: /S/ GARY N. JACOBS
                                                      -------------------------
                                                  Gary N. Jacobs
                                                  Secretary

                            CERTIFICATE OF OWNERSHIP
                                     MERGING
                                YOU BET.COM INC.
                                      INTO
                           YOU BET INTERNATIONAL, INC.

         You Bet International, Inc., a corporation incorporated on the 13th day of November, 1995 pursuant to the provisions of the General Corporation Law of the State of Delaware;

         DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of YOU BET.COM INC., a corporation incorparated on the 24th day of December 1998, pursuant to the provisions of tha Delaware General Corporation Law and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 19th day of January, 1999, determined to and did merge into itself said YOU BET.COM INC. which resolution is in the following words to wit:

         WHEREAS, this corporation lawfully owns 100% of the outstanding stock of YOU BET.COM, INC. a corporation organized and existing under the laws of Delaware, and

         WHEREAS this corporation desires to merge into itself YOU BET.COM INC., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

         NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself YOU BET.COM INC. and assumed all of its liabilities and obligations, and

         FURTHER RESOLVED, that each officer of this corporation be and hereby is directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge YOU BET.COM INC. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and certified copy thereof in the office of the Recorder of Deeds of Kent County; and

         FURTHER RESOLVED, that the officers of the corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

         FURTHER RESOLVED, that the name of the surviving corporation will be amended to be YOUBET.COM, INC.

         IN WITNESS WHEREOF, said You Bet International, Inc. has caused this certificate to be signed by Gary N. Jacobs, an authorized officer this 19th day of January 1999.

                                            By:    /S/ GARY N. JACOBS
                                                   ---------------------------
                                                   Gary N. Jacobs
                                                   Secretary

                           CERTIFICATE OF DESIGNATION

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                           YOU BET INTERNATIONAL, INC.

             PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

         YOU BET INTERNATIONAL, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in acordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

         That pursuant to the authority vested in the Board of Directors in accordane with the provisions of the Corporation's Certificate of Incorporation (the "Certificate of Incorporation"), the said Board of Directors on June 18, 1998, adopted the following resolution creating a series of four hundred thousand (400,000) shares of preferred stock designated as "Series A Convertible Preferred Stock":

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, par value $.001 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                      SERIES A CONVERTIBLE PREFERRED STOCK

                  1. Designation and Amount. There shall be a series of preferred stock that shall be designated as "Series A Convertible Preferred Stock" (hereinafter referred to as the "Preferred Shares"), and the number of shares constituting such series shall be four hundred thousand (400,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of Preferred Shares to less than the number of Preferred Shares then issued and outstanding.

                  2. Dividends and Distributions. The holders of Preferred Shares shall not be entitled to receive any dividends or other distributions; provided that in the event any cash dividends are paid on the Company's Common Stock, par value $.001 per share (the "Common Stock"), the holders of Preferred Shares shall be entitled to receive dividends (at the same dividend rate payable on the Common Stock) on the basis of the number of shares of Common Stock into which the Preferred Shares are convertible at the time any such dividends are so declared; provided further that if the Corporation shall make any distribution of property or securities to the holders of Common Stock (including any stock dividend, rights or warrants), the Corporation shall make a distribution to the holders of Preferred Shares of the same property or securities on the basis of the number of shares of Common Stock into which the Preferred Shares are convertible at the time of any such distribution.

                  3. Reorganization. If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Common Stock, the outstanding Preferred Shares shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of Common Stock. In the event any distribution or dividend in the form of shares of Common Stock is made to the holders of shares of Common Stock, a distribution or dividend in the form of Preferred Shares shall be made to the holders of Preferred Shares in an amount equal to one-tenth (1/10) of the number of shares of Common Stock delivered to holders of Common Stock.

                  4. Voting Rights. The holders of Preferred Shares shall have the following voting rights:

                           (A) Except as provided in Section 4(B) hereof, holders of Preferred Stock shall vote together with the holders of Common Stock on all matters presented to stockholders for a vote. Holders of Preferred Shares shall vote on the basis of the number of shares of Common Stock into which the Preferred Shares held by them are convertible at the record date fixed for such vote;

                           (B) The Preferred Shares, voting separately as a class, shall have the right to vote on all matters affecting the rights and preferences of the Preferred Shares;

                           (C) Except as expressly provided herein, holders of the Preferred Shares shall have no other voting rights, except as required by law, and their consent shall not be required for taking any corporate action.

                  5. Reacquired Shares. Any Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of preferred stock and may be released as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

                  6. Liquidation, Dissolution or Winding Up.

                           (A) Upon any liquidation (voluntary or otherwise),
dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Preferred Shares unless, prior thereto, the holders of Preferred Shares shall have received an amount per share equal to $25.00 plus any declared but unpaid dividends (the "Liquidation Preference").

                           (B) In the event, however, that there are not
sufficient assets available to permit payment in full of the Liquidation Preference, then such remaining assets shall be distributed ratably to the holders of Preferred Shares in proportion to the number of Preferred Shares owned by the holders.

                           (C) Upon any liquidation (voluntary or otherwise),
dissolution or winding up of the Corporation, and after payment in full of the Liquidation Preference to holders of the Preferred Shares, the payment in full of all liquidation prefernces of all other series of Preferred Stock and the payment in full to the holders of Common Stock of an amount per share equal to $25.00 plus any declared but unpaid dividends, the remaining assets of the Corporation shall be distributed ratably to the holders of the Preferred Shares and the Common Stock (distributions to holders of Preferred Shares shall be on the basis of the number of shares of Common Stock into which the Preferred Shares held by them are then convertible.

                           (D) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

                  7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Stock is to be exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each Preferred Share shall at the same time be similarly exchanged or changed in an amount per share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be into which or for which each shares of Common Stock is changed or exchanged; provided, however, that any stock or other securities received by holders of Preferred Shares shall contain rights with respect to liquidation, conversion, dividends and voting substantially similar to the liquidation, conversion, dividend and voting rights contained herein.

                  8. No Redemption. The Preferred Shares shall not be subject to redemption by the Corporation.

                  9. Ranking. The Preferred Shares shall rank senior with respect to dividends and distributions and upon liquidation, dissolution and winding up of the Corporation to all other preferred stock, whether curently outstanding or issued at a future date.

                  10. Conversion.

                           (A) The Preferred Shares shall be convertible at any
time at the option of the holder or holders, in whole or in part, into ten shares of Common Stock (the "Conversion Rate"), subject to appropriate adjustment as provided herein.

                           (B) At such time as the Corporation has completed a
secondary public offering registered under the Securities Act of 1933, as amended, which raises not less than fifteen million dollars ($15,000,000) in gross proceeds (not including proceeds raised from the exercise of currently outstanding option or warrants) and has listed its Common Stock on the New York Stock Exchange, American Stock Exchange or the facilities of NASDAQ - National Market each outstanding Preferred Share shall be automatically converted into ten shares of Common Stock, subject to appropriate adjustment as provided herein.

                           (C) Each Preferred Share shall be convertible at the
office of the transfer agent for the Preferred Shares, if any, at the offices of the Corporation or at such other office or offices as the Board of Directors of the Company may designate. The Corporation shall promptly issue a certificate(s) representing the Common Stock to be issued upon the conversion of the Preferred Shares. A person presenting Preferred Shares for conversion shall be deemed to be the owner of the Common Stock issuable upon such conversion as of the date Preferred Shares are presented for conversion.

                           (D) The Corporation shall not be required to issue
fractions of shares of Common Stock upon the conversion of Preferred Shares. If any fraction of a share would, but for this restriction, be issuable upon the conversion of Preferred Shares, in lieu of delivering such fracitonal share, the Corporation shall pay to the holder of the Preferred Shares to be converted an amount in cash equal to the same fraction times the fair market value of the

Common Stock (determined in accordance with Section 11 hereof) immediately prior to the conversion of the Preferred Shares.

                           (E) The Corporation shall at all times reserve and
keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Preferred Shares from time to time outstanding.

         11. Computation of Fair Market Value. For the purposes of any computation pursuant to this Certificate of Designation, the fair market value of the Corporation's Common Stock shall be deemed to be the average of the daily closing prices of the Corporation's Common Stock for the thirty (30) consecutive business days commencing forty-five (45) business days before the date of the relevant event, e.g., the conversion of the Preferred Shares. For purposes of this Section 11, the closing price for each day shall be the last sale price of the Corporation's Common Stock on the principal exchange on which the Common Stock is then trading, or if the Corporation's Common Stock is not traded on an exchange or on the NASDAQ-National Market, the average of the bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose, or if no such bid and asked price can be obtained from any such firm, the fair market value of one share of the Common Stock on such day as determined in good faith by the Board of Directors of the Corporation.

         12. Other Matters. Except as provided herein or provided by law, the holders of Preferred Shares shall not have any other rights.

            [THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the undersigned has executed this Certificate this 18 day of June, 1998.
                               YOU BET INTERNATIONAL, INC.

                               By:     /S/ DAVID M. MARSHALL
                                       ----------------------------------------
                                       President and Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                     CONTINENTAL EMBASSY ACQUISITIONS, INC.
                            (PURSUANT TO SECTION 242)

         Continental Embassy Acquisitions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        1ST: That at a meeting of the Board of Directors of Continental Embassy Acquisitions, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and advising the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

         FIRST: The name of this Corporation shall be:

                           YOU BET INTERNATIONAL, INC.

        2ND. That thereafter, pursuant to resolution of its Board of Directors, the stockholders of said corporation approved this amendment in accordance with the General Corporation law of the State of Delaware wherein a majority of the shares as required by statute in favor of the amendment.

        3RD. That said amendment was duly adopted in accordance with all applicable provisions of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Continental Embassy Acquisitions, Inc. has caused this certificate to be signed by Glen R. Ulmer, its President and Secretary, this 6th day of December, 1995.

                                 By:  /S/ GLEN R. ULMER
                                      ----------------------------------
                                      Glen R. Ulmer, President/Secretary

                       CERTIFICATE AND ARTICLES OF MERGER
                                       OF
                     CONTINENTAL EMBASSY ACQUISITIONS, INC.
                               A UTAH CORPORATION
                                      INTO
                     CONTINENTAL EMBASSY ACQUISITIONS, INC.
                             A DELAWARE CORPORATION

                       THE UNDERSIGNED CORPORATION DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

         NAME                                    STATE OF INCORPORATION
         Continental Embassy Acquisitions, Inc.       Utah
         Continental Embassy Acquisitions, Inc.       Delaware

         SECOND: That a plan of merger between the parties to the merger has been approved and adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

         THIRD: The name of the surviving corporation of the merger is Continental Embassy Acquisitions, Inc., a Delaware corporation.

         FOURTH: That the Certificate of Incorporation of Continental Embassy Acquisitions, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.

         FIFTH: That the executed plan of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 311 South State Street, Suite 460, Salt Lake City, Utah 84111.

         SIXTH: That a copy of the plan of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

         SEVENTH: The authorized capital stock of the Utah corporation which is a party to the merger is as follows:

------------------------- ------------- ----------------- ---------------------
      CORPORATION             CLASS       NO. OF SHARES    PAR VALUE PER SHARE
------------------------- ------------- ----------------- ---------------------
  Continental Embassy        Common        500,000,000            $.001
   Acquisitions, Inc.
------------------------- ------------- ----------------- ---------------------

         EIGHTH: The Plan of Merger shall be for the Utah corporation to be merged into the Delaware corporation and the 515,000 outstanding shares of common stock of the Utah corporation shall be automatically converted on a share for share basis into shares of common stock of the Delaware corporation. The 1,000 shares of common stock of the Delaware corporation presently outstanding shall be canceled in the merger.

         NINTH: The Utah corporation has 515,000 shares of common stock outstanding, of which 284,469 (55.2%) shares voted in favor of the merger and no shares voted against the merger. The Delaware corporation has 1,000 shares, of common stock outstanding all of which were voted in favor of the merger.


                                      CONTINENTAL EMBASSY ACQUISITIONS, INC.,
                                      a Delaware corporation

                                      By:/S/ GLEN R. ULMER
                                          -----------------------------------
                                          Glen R.Ulmer, President and Secretary

                                      CONTINENTAL EMBASSY ACQUISITIONS, INC,
                                      a Utah corporation

 By /S/ SUZANNE SULLIVAN              By: /S/ GLEN R. ULMER
    --------------------                  ---------------------------------
     Suzanne Sullivan, Secretary          Glen R. Ulmer, President

                          CERTIFICATE OF INCORPORATION
                                       OF
                     CONTINENTAL EMBASSY ACQUISITIONS, INC.

         FIRST:   The name of this Corporation shall be:

                     CONTINENTAL EMBASSY ACQUISITIONS, INC.

         SECOND: Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle 19805 and its registered agent at such address is Corporation Service Company.

         THIRD:   The purpose of the corporation shall be:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shaIl have the authority to issue is:

         Fifty One Million (51,000,000) shares divided into Fifty Million (50,000,000) common shares with a par value of One-Tenth of One Cent ($.001) per share and One Million (1,000,000) Preferred shares with a par value of ($.001) per share.

         The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares, to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         FIFTH: The name and address of the incorporator is as follows:

                          Thomas G. Kimble
                          311 South State, Suite 440
                          Salt Lake City, Utah 84111

         SIXTH: The Board of Directors shall have the power to adopt, amend or appeal the by-laws.

        SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 10th day of November, 1995.


                                       /S/ THOMAS G. KIMBLE
                                       ------------------------------
                                       Thomas G. Kimble, Incorporator